As filed with the Securities and Exchange Commission on September 26, 2017
Registration No. 333-220449

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
__________

Amendment No. 1 to
FORM S-1
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933
__________

Yuma Energy, Inc.
 (Exact name of Registrant as specified in its charter)

Delaware	1311	94-0787340
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

1177 West Loop South, Suite 1825
Houston, Texas 77027
(713) 968-7000
 (Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)
__________

Sam L. Banks
Chief Executive Officer
1177 West Loop South, Suite 1825
Houston, Texas 77027
(713) 968-7000
 (Name, address, including zip code, and telephone number, including area code, of agent for service)

The Commission is requested to send copies of all communications to:

Reid A. Godbolt, Esq. Jones & Keller, P.C. 1999 Broadway, Suite 3150 Denver, Colorado 80202 Telephone: (303) 573-1600 Facsimile: (303) 573-8133	Jonathan R. Zimmerman, Esq. Faegre Baker Daniels LLP 2200 Wells Fargo Center 90 S. Seventh Street Minneapolis, MN 55402-3901 Telephone: (612) 766-7000
___________
Approximate date of commencement of proposed sale to the public:

As soon as practical after the effective date of this registration statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, as amended, or the Securities Act, check the following box. ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐                                                                                           Accelerated filer ☐
Non-accelerated filer ☐ (Do not check if a smaller reporting company)                  Smaller reporting company ☒
      Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided to Section 7(a)(2)(B) of the Securities Act. ☐

CALCULATION OF REGISTRATION FEE

Title of each class of securitiesto be registered	Amount to be registered(1)	Proposed maximum aggregate offering price per share(2)	Proposed maximum aggregate offering price(1)(2)	Amount of registration fee(3)
Common Stock, $0.001 par value per share	9,200,000	$1.21	$11,132,000	$1,291

(1)	Includes an aggregate of 1,200,000 shares issuable upon exercise of a 30-day option granted to the underwriters to cover over-allotments, if any.
(2)
Estimated solely for the purpose of calculating the registration fee and based upon the average of the high and low prices of the Registrant’s common stock as reported on the NYSE American on September 11, 2017, in accordance with Rule 457(c) under the Securities Act of 1933, as amended.

(3)	Previously paid.

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until the Registration Statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

EXPLANATORY NOTE

Yuma Energy, Inc. is filing this Amendment No. 1 (this “Amendment”) to its Registration Statement on Form S-1 (No. 333-220449) (the “Registration Statement”) to file Exhibit 1.1. Accordingly, this Amendment consists only of the facing page, this explanatory note, Item 16 of Part II of the Registration Statement, the signature page to the Registration Statement, the Exhibit Index and Exhibit 1.1. The remainder of the Registration Statement is unchanged and therefore has not been included in this Amendment.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 16.
Exhibits and Financial Statement Schedules.

See the Exhibit Index immediately following the signature page hereto, which is incorporated by reference as if fully set forth herein.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, State of Texas, on September 26, 2017.

YUMA ENERGY, INC.

By:	/s/ Sam L. Banks
Sam L. Banks
Director and Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated on September 26, 2017.

Signature	Title

/s/ Sam L. Banks	Director and Chief Executive Officer (Principal Executive Officer)
Sam L. Banks

/s/ James J. Jacobs	Executive Vice President, Chief Financial Officer, Treasurer and Corporate Secretary (Principal Financial Officer and Principal Accounting Officer)
James J. Jacobs

*	Director
James W. Christmas

*	Director
Frank A. Lodzinski

*	Director
Neeraj Mital

*	Director
Richard K. Stoneburner

*	Director
J. Christopher Teets

* By:	/s/ Sam L. Banks
Sam L. Banks
Attorney-in-fact

EXHIBIT INDEX

		Incorporated by Reference
Exhibit No.	Description	Form	SEC File No.	Exhibit	Filing Date	Filed Herewith

1.1	Form of Underwriting Agreement.					X

2.1	Agreement and Plan of Merger and Reorganization dated as of February 10, 2016, by and among Yuma Energy, Inc., Yuma Delaware Merger Subsidiary, Inc., Yuma Merger Subsidiary, Inc. and Davis Petroleum Acquisition Corp.	8-K	001-32989	2.1	February 16, 2016

2.1(a)	First Amendment to the Agreement and Plan of Merger and Reorganization dated as of September 2, 2016, by and among Yuma Energy, Inc., Yuma Delaware Merger Subsidiary, Inc., Yuma Merger Subsidiary, Inc. and Davis Petroleum Acquisition Corp.	8-K	001-32989	2.1	September 6, 2016

3.1	Amended and Restated Certificate of Incorporation dated October 26, 2016.	8-K	001-37932	3.2	November 1, 2016

3.2	Certificate of Designation of the Series D Convertible Preferred Stock of Yuma Energy, Inc. dated October 26, 2016.	8-K	001-37932	3.3	November 1, 2016

3.3	Amended and Restated Bylaws dated October 26, 2016.	8-K	001-37932	3.4	November 1, 2016

4.1	Specimen Stock Certificate.	S-1	333-220449	4.1	September 13, 2017

5.1	Opinion of Jones & Keller, P.C. as to the legality of the securities being registered.	S-1	333-220449	5.1	September 13, 2017

10.1	Credit Agreement dated as of October 26, 2016, among Yuma Energy, Inc., Yuma Exploration and Production Company, Inc., Pyramid Oil LLC, Davis Petroleum Corp., Société Générale, SG Americas Securities, LLC and the lenders party thereto.	8-K	001-37932	10.1	November 1, 2016

10.1(a)	First Amendment to Credit Agreement and Borrowing Base Redetermination dated May 19, 2017 among Yuma Energy, Inc., Yuma Exploration and Production Company, Inc., Pyramid Oil LLC, Davis Petroleum Corp., Société Générale, as Administrative Agent, and each of the lenders and guarantors party thereto.	8-K	001-37932	10.1	May 23, 2017

10.2†	Amended and Restated Employment Agreement dated April 20, 2017, between Yuma Energy, Inc. and Sam L. Banks.	8-K	001-37932	10.1	April 26, 2017

10.3†	Amended and Restated Employment Agreement dated April 20, 2017, between Yuma Energy, Inc. and Paul D. McKinney.	8-K	001-37932	10.2	April 26, 2017

10.4†	Amended and Restated Employment Agreement dated April 20, 2017, between Yuma Energy, Inc. and James J. Jacobs.	8-K	001-37932	10.3	April 26, 2017

10.5	Form of Indemnification Agreement.	8-K	001-37932	10.2	November 1, 2016

10.6	Registration Rights Agreement dated October 26, 2016.	8-K	001-37932	10.3	November 1, 2016

10.7	Form of Lock-up Agreement.	8-K	001-37932	10.4	November 1, 2016

10.8†	2006 Equity Incentive Plan of Yuma Energy, Inc.	S-8	333-175706	4.3	July 21, 2011

10.9†	Yuma Energy, Inc. 2011 Stock Option Plan.	8-K	001-32989	10.5	September 16, 2014

10.10†	Yuma Energy, Inc. 2014 Long-Term Incentive Plan.	8-K	001-32989	10.6	September 16, 2014

10.10(a)†	Amendment to the Yuma Energy, Inc. 2014 Long-Term Incentive Plan.	8-K	001-37932	10.8(a)	November 1, 2016

10.25†	Form of Restricted Stock Award Agreement (Employees).	8-K	001-37932	10.1	March 27, 2017

10.26†	Form of Restricted Stock Award Agreement (Directors).	8-K	001-37932	10.2	March 27, 2017

10.27†	Form of Stock Appreciation Right Agreement.	8-K	001-37932	10.4	April 26, 2017

10.28†	Form of Stock Option Agreement.	8-K	001-37932	10.5	April 26, 2017

16.1	Letter from PricewaterhouseCoopers LLP dated November 3, 2016.	8-K/A	001-37932	16.1	November 3, 2016

16.2	Letter from Grant Thornton LLC dated July 10, 2017.	8-K	001-37932	16.1	July 11, 2017

21.1	List of Subsidiaries.	10-K	001-37932	21.1	April 12, 2017

23.1	Consent of Grant Thornton LLP.	S-1	333-220449	23.1	September 13, 2017

23.2	Consent of PricewaterhouseCoopers LLP.	S-1	333-220449	23.2	September 13, 2017

23.3	Consent of Netherland, Sewell & Associates, Inc.	S-1	333-220449	23.3	September 13, 2017

23.4	Consent of Jones & Keller, P.C. (contained in Exhibit 5.1)	S-1	333-220449	23.4	September 13, 2017

24.1	Power of Attorney (included on the signature page of this Registration Statement)	S-1	333-220449	24.1	September 13, 2017

99.1	Report of Netherland, Sewell & Associates, Inc.	10-K	001-37932	99.1	April 12, 2017

† Indicates management contract or compensatory plan or arrangement.